UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2008

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066

(Address of principal executive offices) (Zip Code)

831-438-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2008, our application to transfer the listing of our securities to The NASDAQ Capital Market was denied and we received a Staff Determination Letter from NASDAQ on September 24, 2008 notifying us that our securities are subject to delisting from The NASDAQ Global Market.

As previously announced, on April 3, 2008, NASDAQ notified us that the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5).  In accordance with Marketplace Rule 4450(a)(5), we were provided 180 calendar days, through September 24, 2008, to regain compliance with that requirement. The Staff Determination Letter stated that we have not regained compliance within the given grace period and, as a result, unless we request an appeal of the Staff Determination, trading of our common stock will be suspended effective on the opening of business on October 3, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove our securities from listing and registration on NASDAQ.

We intend to appeal the Staff Determination to a NASDAQ Listing Qualification Panel (the “Panel”).  A hearing request will stay the suspension of our securities and the filing of the Form 25-NSE pending the Panel’s decision.

On September 26, 2008, we issued a press release with respect to our receipt of NASDAQ’s Staff Determination Letter. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number
99.1	Press Release dated September 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008
AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press Release dated September 26, 2008.